UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2023

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SOUTHWESTERN ENERGY COMPANY
(Exact name of registrant as specified in its charter)

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Delaware	001-08246	71-0205415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Energy Drive
Spring, TX 77389
(Address of principal executive offices)(Zip Code)

(832) 796-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
        ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
        ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
        ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	SWN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 1, 2023, the Board of Directors (the “Board”) of Southwestern Energy Company (the “Company”) expanded the Board to ten directors and elected Shameek Konar as an independent director of the Company to serve through the annual meeting of stockholders to be held in 2024. Mr. Konar has not been appointed to any committee of the Board at this time.
There are no understandings or arrangements between Mr. Konar and any other person pursuant to which Mr. Konar was selected to serve as a director of the Board. There are no relationships between Mr. Konar and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.
Mr. Konar will be entitled to the same compensation as other non-employee directors; namely, (a) a $75,000 annual cash retainer, payable monthly and prorated in the case of a partial month, (b) $200,000 annual equity award, prorated for service of less than a full year, which vests in full on the earlier of the first anniversary of the grant date or the date of the next annual meeting of stockholders, except that if the director leaves the Board prior to the vesting date (i) for reason of death, disability or a change in control, the equity award will fully vest or (ii) for any other reason, a prorated portion will vest based on time of service, (c) a director indemnification agreement with the Company, the form of which has been previously filed with the Securities and Exchange Commission and (d) additional benefits described in the Company’s definitive proxy statement delivered to its stockholders in connection with the 2023 annual meeting of stockholders and filed with the Securities and Exchange Commission on April 5, 2023.
SECTION 7 - Regulation FD
Item 7.01 Regulation FD Disclosure.
Shameek Konar served as the Chief Executive Officer of Pilot Company from 2021 through April 2023 and served as its Chief Strategy Officer from 2017 through 2020. Prior to joining Pilot, Mr. Konar served as Chief Investment Officer, Global Head of Business Development of Castleton Commodities International from 2015 to 2017. From 2012 to 2015, he served as the Chief Investment Officer and member of the Management Committee of Mercuria Energy Group. Prior to that, Mr. Konar served as Managing Director and Co-Head Global Commodities and Principal Investing of Goldman Sachs Group from 2009 to 2012. From 2003 to 2009, he worked at Constellation Energy Group and held several positions of increasing responsibility, including as Senior Vice President of Corporate Strategy and Development and served on its Executive Committee. Mr. Konar began his career in consulting, serving energy companies and working on various energy policy issues in 1995, having worked at PA Consulting and subsequently Accenture.
Mr. Konar earned a Ph.D. in economics and finance from Vanderbilt University in Nashville and a Bachelor of Arts in economics and mathematics from St. Stephen’s College in India. Mr. Konar sits on the advisory board of the Haslam School of Business at the University of Tennessee and is a member of the board of directors of The Conservation Fund, a non-profit organization and the Knoxville Zoo. From 2017 to 2022, he served as a director of One Map Minerals, a privately held company focusing on the ownership of oil and gas mineral interests.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY
Registrant

Dated: June 5, 2023	By:	/s/ CHRIS LACY
		Name:	Chris Lacy
		Title:	Vice President, General Counsel and Secretary